UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 24, 2019

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2019, we held the annual meeting of shareholders of Calavo Growers, Inc. at 15765 W. Telegraph Road, Santa Paula, California, 93060. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1) The shareholders voted and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lecil E. Cole	14,715,908	3,153,720	2,153,659
James D. Helin	10,712,182	1,531,124	2,153,659
Donald M. Sanders	7,740,152	4,703,185	2,153,659
Marc L. Brown	7,601,786	4,761,770	2,153,659
Michael A. DiGregorio	10,733,718	1,486,838	2,153,659
Scott Van Der Kar	9,184,418	4,709,615	2,153,659
J. Link Leavens	10,379,686	4,749,165	2,153,659
Dorcas H. Thille	9,110,750	3,221,983	2,153,659
John M. Hunt	10,368,355	2,251,951	2,153,659
Egidio Carbone, Jr.	10,059,937	2,509,071	2,153,659
Harold Edwards	9,161,103	6,387,947	2,153,659
Steven Hollister	12,314,495	181,011	2,153,659
Kathleen M. Holmgren	12,098,334	144,972	2,153,659

(2) The shareholders voted for the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2019. Votes cast were as follows:

For	15,452,440
Against	69,242
Abstain	14,529

(3) The shareholders voted on an advisory basis to approve the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2019 proxy statement. Votes cast were as follows:

For	12,697,759
Against	631,277
Abstain	53,566
Broker Non-Votes	2,153,659

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 26, 2019

	By:	/s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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